                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   and Exchange Act of 1934 (Amendment No. 1 )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
   [X] Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
   [ ] Definitive Proxy Statement
   [ ] Definitive Additional Materials
   [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         MERITAGE HOSPITALITY GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]   No fee required.

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

         Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

         Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         Total fee paid:

         -----------------------------------------------------------------------

   [ ]   Fee paid previously with preliminary materials.

   [ ]   Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of this filing.

         Amount previously paid:

         -----------------------------------------------------------------------

         Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

         Filing Party:

         -----------------------------------------------------------------------

         Date Filed:

         -----------------------------------------------------------------------

                         MERITAGE HOSPITALITY GROUP INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 2000

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders at 9:00 a.m. Eastern Time on May 16, 2000 at the Peninsular Club, 120 Ottawa N.W., Grand Rapids, Michigan. The purposes of this Annual Meeting are:

         1.       to elect six directors to serve for the next fiscal year;

         2. to approve an amendment to the Articles of Incorporation to repeal Article VII which allows shareholder action by written consent;

         3. to approve an amendment to the Articles of Incorporation to enact Article IX concerning limitations on the personal liability of directors;

         4. to approve an amendment to the Articles of Incorporation to enact Article X providing that shareholders can remove directors only for cause;

         5. to ratify the appointment of Grant Thornton LLP as the Company's independent certified public accountants for fiscal 2000; and

         6. to transact such other business as may properly come before the meeting or any adjournment thereof.

         At the meeting, you will also hear a report on our operations and have a chance to meet your directors and executives.

         This booklet includes the formal notice of the Annual Meeting and the Proxy Statement. The Proxy Statement tells you more about the agenda and procedures for the meeting. It also describes how the Board of Directors operates and provides personal information about our directors and officers. Even if you own only a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date and return your Proxy Card promptly in the enclosed envelope.

Dated:  March 21, 2000                   Very truly yours,

                                         /s/ Robert E. Schermer, Sr.

                                         Robert E. Schermer, Sr.
                                         Chairman of the Board of Directors


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                         MERITAGE HOSPITALITY GROUP INC.
                        40 Pearl Street, N.W., Suite 900
                          Grand Rapids, Michigan 49503
                            Telephone: (616) 776-2600

               --------------------------------------------------

                                 PROXY STATEMENT
                         Annual Meeting of Shareholders
                                  May 16, 2000

                                  INTRODUCTION

         The Board of Directors of Meritage Hospitality Group Inc. is requesting your Proxy for use at the Annual Meeting of Shareholders on May 16, 2000 and at any adjournment thereof, pursuant to the foregoing Notice. The approximate mailing date of this Proxy Statement and the accompanying Proxy Card is April 14, 2000.

                            VOTING AT ANNUAL MEETING

GENERAL

         Shareholders may vote in person or by Proxy. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed Proxy Card bearing a later date, or by appearing at the Annual Meeting and voting in person. All shares will be voted as specified on each properly executed Proxy Card. If no choice is specified, the shares will be voted as recommended by the Board of Directors, and in the discretion of the named proxies on any other matters voted on at the meeting. Abstentions and shares not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the Annual Meeting.

         As of March 20, 2000, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, the Company had 5,737,717 common shares outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on March 20, 2000 will be entitled to vote at the Annual Meeting.

PRINCIPAL SHAREHOLDERS

         The following persons are the only shareholders known by the Company to own beneficially 5% or more of its outstanding common shares as of March 20, 2000:

===================================================================================================================
       NAME OF BENEFICIAL OWNER              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP         PERCENT OF CLASS
-------------------------------------------------------------------------------------------------------------------
Robert E. Schermer, Sr.                                      505,153 (1)                             8.8%
-------------------------------------------------------------------------------------------------------------------
James R. Saalfeld                                          1,424,084 (2)                            24.6%
===================================================================================================================

(1) Includes options for 8,000 common shares which are immediately exercisable and 4,000 common shares owned by Mr. Schermer's wife.

(2) Includes options for 23,139 common shares which are either vested or exercisable within 60 days, and 1,392,868 common shares which are owned by CBH Capital Corp. but for which Mr. Saalfeld holds an irrevocable proxy to vote.

         The business address of Mr. Schermer is 333 Bridge Street, N.W., Suite 1000, Grand Rapids, Michigan 49504. The business address of Mr. Saalfeld is 40 Pearl Street, N.W., Suite 900, Grand Rapids, Michigan 49503.

PROPOSAL 1 - ELECTION OF DIRECTORS

         The Company's Bylaws require that the Board of Directors consist of not less than 5 nor more than 15 directors, with the exact number to be established by the Board of Directors. The Board has established the number of directors to be elected at the Annual Meeting at six. The Board is nominating for reelection the following directors: James P. Bishop, Christopher P. Hendy, Joseph L. Maggini, Jerry L. Ruyan, Robert E. Schermer, Sr., and Robert E. Schermer, Jr.

         All directors elected at the Annual Meeting will be elected to hold office until the next Annual Meeting. Shareholders are not entitled to cumulate their votes in the election of directors. If any nominee should be unable to serve, proxies will be voted for a substitute nominated by the Board of Directors. Nominees receiving the highest number of votes cast for the positions to be filed will be elected.

         THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

AMENDMENT TO THE ARTICLES OF INCORPORATION

         The Board of Directors is proposing three amendments to the Articles of Incorporation in the interest of (i) modernizing and updating the Articles of Incorporation and (ii) increasing the stability in the Board of Directors and the Company's management.

PROPOSAL 2 - REPEAL ARTICLE VII OF THE ARTICLES OF INCORPORATION

         The first proposed amendment to the Articles of Incorporation is to repeal Article VII which permits action that is otherwise required or permitted to be taken at a shareholder meeting to be taken without a meeting, without notice and without a vote, if a written consent is signed by the minimum votes necessary to authorize such action. By repealing Article VII, all shareholder action must take place in an open meeting. The Board believes this format provides a better forum for shareholder action than a unilateral consent procedure, and permits minority shareholders to express their views on every issue properly before the shareholders. The text of Article VII currently reads as follows:

         Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

          THE BOARD RECOMMENDS A VOTE FOR AMENDING THE ARTICLES OF INCORPORATION TO REPEAL ARTICLE VII.

PROPOSAL 3 - ENACT ARTICLE IX OF THE ARTICLES OF INCORPORATION

         The next proposed amendment to the Articles of Incorporation is to enact a new Article IX which would provide limitations on the personal liability of directors.

         Meritage was incorporated under the laws of Michigan in 1986. In 1987,
Section 209 of the Michigan Business Corporation Act was amended to specifically provide that articles of incorporation may contain a provision eliminating a director's liability for money damages to the corporation or its shareholders for any action taken, or for any failure to take action, as a director, with four exceptions. The first exception relates to a financial benefit that a director may receive to which the director is not entitled. The second exception occurs if the director inflicts intentional harm on the corporation or its shareholders. The third exception relates to injuries suffered by creditors or shareholders as a result of illegal dividends, distributions to shareholders after dissolution without providing for creditors, and unlawful loans to directors, officers and employees. The final exception occurs if the director intentionally commits a criminal act. Provisions limiting liability of this nature are found in many jurisdictions.

         The Board believes that the shareholders should adopt an amendment to the Articles of Incorporation to provide directors with protection for monetary damages as authorized by Michigan law and as described above. The principal effect of adopting this proposal is that shareholders would be giving up a cause of action against directors for matters such as grossly negligent business decisions or those involving takeover proposals for the Company. In making this proposal to shareholders, the current directors have a conflict of interest in that they may benefit from the adoption of this proposal. There is no current pending or threatened litigation involving the Board or its members which would be affected by this proposal. If adopted, this proposal is prospective only. It would not affect the liability of directors for past acts or violations of the federal securities laws.

         The Board is making this proposal at this time in the interest of modernizing the Articles of Incorporation and increasing the stability in the Board of Directors and the Company's management. The Board is taking advantage of Section 209 of the Michigan Business Corporation which contains provisions that became law after the Company's original Articles of Incorporation were prepared in 1986. While no legal actions are currently pending or threatened, the Board believes that adoption of this proposal would deter such actions, thereby protecting the ability of the Board to act in difficult circumstances. The Board also believes that such a provision will enhance the ability of the Company to attract and retain directors who can actively proceed with the direction of the Company's business without fear of incurring personal liability. The text of the proposed new Article IX would read as follows:

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (i) the amount of financial benefit received by the director to which the director is not entitled; (ii) intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of Section 551 of the Michigan Business Corporation Act; or
         (iv) an intentional criminal act. If the Michigan Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability contained herein, shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act as so amended. No amendment or repeal of this Article IX shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for, or with respect to, any acts or omissions of such director prior to the effective date of any such amendment or repeal.

         THE BOARD RECOMMENDS A VOTE FOR AMENDING THE ARTICLES OF INCORPORATION TO ENACT ARTICLE IX.

PROPOSAL 4 - ENACT ARTICLE IX OF THE ARTICLES OF INCORPORATION

         The final proposed amendment to the Articles of Incorporation is to enact a new Article X which would provide that the Company's shareholders may remove members of the Board of Directors only for cause. This proposal, which utilizes Michigan statutory authority, is being made to promote the stability of the Board. Section 511 of the Michigan Business Corporation Act states that shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. The Company's Articles of Incorporation are presently silent on this point.

         The Board believes that directors should be elected annually by shareholders at annual meetings and not subject to removal or recall except in extreme cases for cause. The term "cause" is not defined in the Michigan Business Corporation Act or in the laws of most other states which have similar provisions, and has not been widely construed by the courts. The term is generally understood, however, to refer to specific acts or omissions of a director or some encumbrance upon the director, such as a conflict of interest or an impaired mental capacity which would make such person unable to fulfill their duties. The Board believes that such a provision will enhance the ability of the Company to attract and retain directors who can actively proceed with the direction of the Company's business without fear of being removed except for cause. The text of the proposed new Article X would read as follows:

         The shareholders of the Corporation may remove members of the Board of Directors only for cause.

         THE BOARD RECOMMENDS A VOTE FOR AMENDING THE ARTICLES OF INCORPORATION TO ENACT ARTICLE X.

         The affirmative vote of a majority of all shares entitled to vote at the Annual Meeting is required for the passage of each of these proposed amendments to the Articles of Incorporation. The adoption of these amendments could have the effect of enabling the Board of Directors to delay or defer changes in control of the Company by persons seeking changes in the majority of the Board of Directors.

PROPOSAL 5 - RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         The Board of Directors appointed Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending November 30, 2000. Grant Thornton LLP has been the independent accounting firm for the Company since fiscal 1993. Although not required by law, the Board is seeking shareholder ratification of this selection. The affirmative vote of a majority of shares voting at the Annual Meeting is required for ratification. If ratification is not obtained, the Board intends to continue the employment of Grant Thornton LLP at least through fiscal 2000.

         Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will be given an opportunity to comment if they desire, and to respond to appropriate questions that may be asked by shareholders.

         THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING NOVEMBER 30, 2000.

OTHER MATTERS

         Any other matters considered at the Annual Meeting which have properly come before the meeting, including adjournment of the meeting, will require the affirmative vote of a majority of shares voting.

VOTING BY PROXY

         All Proxy Cards properly signed will, unless a different choice is indicated, be voted (i) "FOR" election of all nominees for director proposed by the Board of Directors, (ii) "FOR" amending the Articles of Incorporation to repeal Article VII, (iii) "FOR" amending the Articles of Incorporation to enact
Article IX, (iv) "FOR" amending the Articles of Incorporation to enact Article X, and (v) "FOR" ratification of the selection of independent certified public accountants. If any other matters come before the Annual Meeting or any adjournment thereof, each Proxy will be voted in the discretion of the individual named as proxy.

SHAREHOLDER PROPOSALS

         Shareholders who desire to include proposals in the Notice for the 2001 Annual Shareholders' Meeting must submit the written proposals to the Company's Secretary no later than December 14, 2000.

         The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company's Proxy Statement and except for matters as to which adequate notice is received. For notice to be deemed adequate for the 2001 Annual Shareholders' Meeting, it must be received prior to February 23, 2001. If there is a change in the anticipated date of next year's Annual Shareholders' Meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following is information concerning the current directors and executive officers of the Company as of March 20, 2000:

   ================================================================================================================
                                                                                         COMMON SHARES
                                                                                       BENEFICIALLY OWNED
                                                                                       ------------------
             NAME AND AGE (1)                         POSITION                        AMOUNT (2)    PERCENTAGE
   ----------------------------------------------------------------------------------------------------------------
   Robert E. Schermer, Sr. (3) (4) (5)   Chairman of the Board of Directors              505,153        8.8%
                    64
   ----------------------------------------------------------------------------------------------------------------
   Robert E. Schermer, Jr. (3) (6) (7)   President, Chief Executive Officer              240,893        4.1%
                    41                   and Director
   ----------------------------------------------------------------------------------------------------------------
   Ray E. Quada (6)                      Senior Vice President & Chief                    28,389         *
                    55                   Operating Officer
   ----------------------------------------------------------------------------------------------------------------
   Pauline M. Krywanski (6)              Vice President, Treasurer & Chief                16,416         *
                    39                   Financial Officer
   ----------------------------------------------------------------------------------------------------------------
   James R. Saalfeld (6) (8)             Vice President, Secretary and                 1,424,084       24.6%
                    32                   General Counsel
   ----------------------------------------------------------------------------------------------------------------
   James P. Bishop (4) (9)               Director                                         12,909         *
                    59
   ----------------------------------------------------------------------------------------------------------------
   Christopher P. Hendy (9)              Director                                         13,114         *
                    42
   ----------------------------------------------------------------------------------------------------------------
   Joseph L. Maggini (3) (4) (10)        Director                                        175,304        3.0%
                    60
   ----------------------------------------------------------------------------------------------------------------
   Jerry L. Ruyan (9)                    Director                                        242,296        4.2%
                    53
   ----------------------------------------------------------------------------------------------------------------
   All Current Executive Officers and                                                  2,658,558       45.1%
   Directors as a Group (9 persons)
   ================================================================================================================
                                                                                                    * Less than 1%

(1) Unless otherwise indicated, the persons named have sole voting and investment power and beneficial ownership of the securities.
(2) Includes options held by all non-employee directors to acquire 6,000 or 8,000 shares pursuant to the 1996 Directors' Share Option Plan.
(3)      Executive Committee Member.
(4)      Compensation Committee Member.
(5)      Includes 4,000 shares held directly by Mr. Schermer, Sr.'s wife.
(6) Includes options presently exercisable, or exercisable within 60 days, for Mr. Schermer, Jr. of 82,000 shares, Mr. Quada of 6,389 shares, Ms. Krywanski of 11,666 shares, and Mr. Saalfeld of 23,139 shares.
(7) Includes 3,250 shares held by Mr. Schermer, Jr. as custodian for his minor children.
(8) Includes 1,392,868 shares owned by CBH Capital Corp. but for which Mr. Saalfeld holds a proxy to vote. See "Certain Relationships and Related Transactions."
(9)      Audit Committee Member.
(10) Includes 1,100 shares held directly by Mr. Maggini's wife, and 1,000 shares held directly by Mr. Maggini's son.

         Robert E. Schermer, Sr. has been a director of the Company since January 25, 1996. He is currently Senior Vice President and a Managing Director of Robert W. Baird & Co. Incorporated, an investment banking and securities brokerage firm headquartered in Milwaukee, Wisconsin. Mr. Schermer has held this position for more than five years. He is the father of Robert E. Schermer, Jr.

         Robert E. Schermer, Jr. has been a director of the Company since January 25, 1996. He has been President and Chief Executive Officer of the Company since October 6, 1998. Mr. Schermer also served as Treasurer of the Company from January 1996 until September 1996, and as Executive Vice President from January 1996 until October 1998.

         Ray E. Quada has been the Senior Vice President and Chief Operating Officer of the Company since May 19, 1998. From 1990 through 1998, Mr. Quada was the Chief Executive Officer of the previous owner of the Company's Wendy's operations. From 1994 through 1997, Mr. Quada was a director of First Michigan Bank.

         Pauline M. Krywanski has been Vice President, Treasurer and Chief Financial Officer of the Company since May 20, 1997. From 1988 to 1997, Ms. Krywanski was with American Medical Response, a healthcare transportation provider, where she was Director of Financial Operations for the Midwest Region. Ms. Krywanski is a Certified Public Accountant.

         James R. Saalfeld has been Vice President, Secretary and General Counsel of the Company since March 20, 1996. From 1992 until 1996, Mr. Saalfeld was with Dykema Gossett PLLC, a law firm headquartered in Detroit, Michigan. Mr. Saalfeld is a licensed member of the Michigan Bar.

         James P. Bishop has been a director of the Company since July 16, 1998. He is a CPA and the President and majority owner of the Bishop, Gasperini & Flipse, P.C. accounting firm in Kalamazoo, Michigan, where he has worked since 1973. Mr. Bishop was appointed by Michigan's Governor to the Administrative Committee on Public Accountancy in 1993.

         Christopher P. Hendy has been a director of the Company since July 16, 1998. Since August 1996, Mr. Hendy has been a partner in Redwood Holdings, Inc., an investment/venture capital company located in Cincinnati, Ohio. Between 1991 and August, 1996, Mr. Hendy was the Vice President Manager - Asset Based Lending with Fifth Third Bank. Mr. Hendy is also a director of Hemagen Diagnostics, Inc. (HMGN: NAS), a manufacturer of medical diagnostic test kits, and Schonstedt Instrument Company, a manufacturer of magnetic field detecting and measuring instruments.

         Joseph L. Maggini has been a director of the Company since January 25, 1996. Since he founded it in 1974, Mr. Maggini has served as President and Chairman of the Board of the Magic Steel Corporation, a steel service center located in Grand Rapids, Michigan.

         Jerry L. Ruyan has been a director of the Company since October 24, 1996. In September 1999, Mr. Ruyan was appointed Chairman and CEO of Hemagen Diagnostics, Inc. Since 1995, Mr. Ruyan has been a partner in Redwood Holdings, Inc. He is also a founder, and a former officer and director, of Meridian Diagnostics, Inc., a producer of medical diagnostic products. In addition, Mr. Ruyan is Chairman of the Board of Schonstedt Instrument Company, and a director of Popmail.com (POPM:NAS), an Internet permission based marketing company.

BOARD ACTIONS

         During fiscal 1999, the Board of Directors met four times and took action in writing on three occasions.

         The Executive Committee, comprised of Messrs. Schermer, Sr. (Chairman), Maggini and Schermer, Jr., possesses and may exercise all of the powers of the Board of Directors in the management and control of the business of the Company to the extent permitted by law. The Executive Committee took action in writing on four occasions during fiscal 1999.

         The Audit Committee, comprised of Messrs. Ruyan (Chairman), Bishop and Hendy, all of whom are non-employee directors, reviews the audit reports submitted by the Company's independent accountants, reviews the Company's internal accounting operations, and recommends the employment of the Company's independent accountants. The Audit Committee met once during fiscal 1999.

         The Compensation Committee, comprised of Messrs. Maggini (Chairman), Bishop and Schermer, Sr., all of whom are non-employee directors (i) establishes the Company's general compensation policies, (ii) recommends and establishes the compensation and incentives awards for management, and (iii) administers the 1996 Management Equity Incentive Plan, the 1996 Directors' Share Option Plan, and the 1999 Directors' Compensation Plan. The Compensation Committee met once, and took action in writing on four occasions, during fiscal 1999.

         Directors who are not employed by the Company receive a retainer of $1,000 for each meeting of the Board of Directors attended, and $500 for each committee meeting attended. These fees are reduced by 50% if participation is by telephone. Compensation is paid by the Company quarterly in arrears, in the form of Company common shares which are priced at the average fair market value during the five trading days prior to the end of each fiscal quarter.

         Each non-employee director is also granted an option for 5,000 common shares upon initial election to the Board of Directors, and another option for 1,000 shares upon each subsequent election. The exercise price of options granted pursuant to the 1996 Directors' Share Option Plan is the last closing sale price reported on the date of grant. Directors who are employees of the Company are not separately compensated for serving as directors.

         In fiscal 1999, each incumbent director attended all of the meetings of the Board of Directors and the committees on which the director served.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of the Company's common shares to file reports of ownership with the SEC and to furnish the Company with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, the Company believes that during fiscal 1999 all filing requirements were met. Those persons are identified under "Principal Shareholders" and "Directors and Executive Officers."

EXECUTIVE COMPENSATION

         This table sets forth information regarding compensation paid to the to Company's Chief Executive Officer and the executive officers or significant employees earning in excess of $100,000 in fiscal 1999:

==================================================================================================================
                                                     SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------
                                              ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                                                               SECURITIES
                                                                               UNDERLYING          ALL OTHER
  NAME AND PRINCIPAL POSITION      YEAR      SALARY             BONUS           OPTIONS           COMPENSATION
-----------------------------------------------------------------------------------------------------------------
Robert E. Schermer, Jr.            1999     $127,000           $27,782          50,000                  --
President & Chief Executive        1998     $164,773           $25,000          45,000                  --
Officer                            1997     $157,500           $17,500          45,000                  --
-----------------------------------------------------------------------------------------------------------------
Ray E. Quada                       1999     $122,470           $25,884          25,768                  --
Senior Vice President & Chief      1998     $120,941           $36,649          12,500                  --
Operating Officer                  1997     $105,666           $20,707 (1)          --                  --
-----------------------------------------------------------------------------------------------------------------
Pauline M. Krywanski               1999     $101,600           $22,225          24,496                  --
Vice President, Treasurer &        1998     $ 98,958           $20,000 (2)      10,000                  --
Chief Financial Officer            1997     $ 59,564           $     0          10,000                  --
-----------------------------------------------------------------------------------------------------------------
James R. Saalfeld                  1999     $ 91,440           $20,003          27,741                  --
Vice President, General            1998     $ 87,917           $20,000 (2)      10,000                  --
Counsel & Secretary                1997     $ 80,000           $     0          10,000                  --
==================================================================================================================

(1) Includes 2,000 shares of Meritage Common Stock which were valued at $5.00 per share.
(2)      Includes $10,000 for fiscal 1997 performance.

STOCK OPTIONS

         The following tables contain information concerning the grant of stock options to the executives and employees identified in the Summary Compensation Table and the appreciation of such options:

===================================================================================================================
                                                              OPTION GRANTS IN FISCAL 1999
-------------------------------------------------------------------------------------------------------------------
                                                                                           POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED ANNUAL
                                                                                           RATES OF STOCK PRICE
                                                                                         APPRECIATION FOR OPTION
                                                                                                   TERM
                                               % OF TOTAL
                               NUMBER OF         OPTIONS
                              SECURITIES        GRANTED TO      EXERCISE
                              UNDERLYING       EMPLOYEES IN       PRICE     EXPIRATION
             NAME           OPTIONS GRANTED    FISCAL 1999   ($ PER SHARE)     DATE          5%            10%
-------------------------------------------------------------------------------------------------------------------
Robert E. Schermer, Jr.          50,000            31.0%          $1.50     2/16/2009      $47,175      $119,550
-------------------------------------------------------------------------------------------------------------------
Ray E. Quada                     25,768            16.0%           (1)          (1)        $36,534       $92,583
-------------------------------------------------------------------------------------------------------------------
Pauline M. Krywanski             24,496            15.2%           (2)          (2)        $33,606       $85,163
-------------------------------------------------------------------------------------------------------------------
James R. Saalfeld                27,741            17.2%           (3)          (3)        $35,618       $90,263
===================================================================================================================

(1) Mr. Quada received three separate option grants during fiscal 1999: (a) 6,944 shares with an exercise price of $1.50 and an expiration date of 2/16/09, (b) 7,059 shares with an exercise price of $2.69 and an expiration date of 5/31/09, and (c) 11,765 shares with an exercise price of $2.4375 and an expiration date of 11/30/09.
(2)      Ms. Krywanski received three separate option grants during fiscal 1999:
         (a) 8,333 shares with an exercise price of $1.50 and an expiration date of 2/16/09, (b) 6,061 shares with an exercise price of $2.69 and an expiration date of 5/31/09, and (c) 10,102 shares with an exercise price of $2.4375 and an expiration date of 11/30/09.
(3)      Mr. Saalfeld received three separate option grants during fiscal 1999:
         (a) 13,194 shares with an exercise price of $1.50 and an expiration date of 2/16/09, (b) 5,455 shares with an exercise price of $2.69 and an expiration date of 5/31/09, and (c) 9,092 shares with an exercise price of $2.4375 and an expiration date of 11/30/09.

===================================================================================================================
                               FISCAL 1999 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES
-------------------------------------------------------------------------------------------------------------------
                                                                NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                                                               OPTIONS AT FISCAL YEAR        FISCAL YEAR END
                                                                        END
                                SHARES
                             ACQUIRED ON
           NAME                EXERCISE      VALUE REALIZED   EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------
Robert E. Schermer, Jr.           --               --                54,000/131,000           (1) $0/$46,875
-------------------------------------------------------------------------------------------------------------------
Ray E. Quada                      --               --                 2,500/35,768            (1) $0/$6,510
-------------------------------------------------------------------------------------------------------------------
Pauline M. Krywanski              --               --                 6,000/38,496            (1) $0/$7,812
-------------------------------------------------------------------------------------------------------------------
James R. Saalfeld                 --               --                 16,500/48,741           (1) $0/$12,369
===================================================================================================================

(1) There is no value associated with the exercisable portion of the options because the exercise price for these options was established at either $3.50 or $7.00 per share, and the price of the stock at year end was less than $3.50 per share.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee establishes compensation for executive officers by setting salaries, establishing bonus ranges, making bonus awards and granting stock options on an annual basis. The Committee believes it is important to provide competitive levels of compensation that will enable the Company to attract and retain the most qualified executives and to provide incentive plans that emphasize stock ownership, thereby aligning the interests of management with the shareholders of the Company.

         At a meeting held on February 16, 1999, the Committee established fiscal 1999 base salaries and the means by which incentives would be awarded to the Company's officers in fiscal 1999. In setting the officers' salaries, the Committee subjectively evaluated each officer's (i) performance, (ii) level of responsibility, (iii) potential for continued employment, (iv) duties for the upcoming fiscal year, and (v) contribution in conjunction with the Company's accomplishments during the past year. The Committee took into account the recommendations of the President and Chief Executive Officer in establishing the salaries for officers other than himself. Each officer was granted a 1.6% raise from their 1998 salary which was an adjustment based on the consumer price index and a reflection of Committee's perception of the geographic market value for each position. The Committee determined the President's salary separately and without his participation but followed the same procedure that it did with respect to all other officers. The President's salary increase was the same 1.6% given to all other officers and was based on the same factors considered in reference to the other officers. There was no other qualitative or quantitative measurement against the performance of Meritage utilized in making the determination regarding salary raises.

         The Committee also approved an executive compensation package for fiscal 1999 that objectively linked the officers' annual incentive awards (bonuses and stock options) to the Company's actual financial performance. Under this package, incentive awards were based on a comparison of the Company's actual cash flow performance with the Company's financial forecast as approved at the beginning of the fiscal year. If designated cash flow levels were achieved, the amount of each incentive award was determined by multiplying each officer's base compensation by percentages keyed to designated cash flow levels. At a meeting held on December 14, 1999, the Committee confirmed that the cash flow targets contained in the package were achieved, and ratified the bonuses and option grants established under the package and as reported in the Summary Compensation Table and the Option Grants Table set forth in the Company's Proxy Statement.

         Adoption of the fiscal 1999 salaries and executive compensation package was ratified by the entire Board of Directors. All salaries and cash bonuses were fully deductible for federal income tax purposes for 1999.

                                             Compensation Committee of the
                                               Board of Directors




                                             Joseph L. Maggini, Chairman
                                             James P. Bishop
                                             Robert E. Schermer, Sr.


CORPORATE PERFORMANCE GRAPH

         The following graph demonstrates the yearly percentage change in Meritage's cumulative total shareholder return on its common shares (as measured by dividing (i) the sum of (a) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented, plus (b) the difference between Meritage's share price at the beginning and end of the periods presented; by (ii) the share price at the beginning of the periods presented) from October 18, 1995 through November 30, 1999, with the cumulative total return on the Russell 2000 Index and a Peer Group Index. Because the Company's stock price was not published from May 1989 through October 18, 1995, the graph does not reflect cumulative shareholder return prior to October 18, 1995. The comparison assumes $100 was invested on October 18, 1995 in the Company's common shares and in each of the indexes presented.

         The Peer Group members include BAB Holdings Inc., Back Yard Burgers Inc., Boston Restaurants Assocs. Inc., Chicago Pizza and Brewery Inc., Family Steak Houses of Florida Inc., Flanigans Enterprises Inc., Grill Concepts Inc., MBC Holding Company (f/k/a Minnesota Brewing Co.), Morgans Foods Inc., Phoenix Restaurant Group Inc. (f/k/a DenAmerica Corp.) and Tubby's Inc. Two companies that were in the Peer Group in 1998 (Big City Bagels Inc. and Cafe Odyssey Inc.) were dropped from the Peer Group in 1999 because they are no longer primarily involved in the food service industry.

                     COMPARISON OF CUMULATIVE TOTAL RETURN


                          Meritage
                         Hospitality     Peer      Russell
                         Group Inc.      Group      2000
                         -----------     -----     -------
                                        Dollars
10/18/1995                  100           100        100
11/30/1995                   90            93        100
11/30/1996                   94            87        121
11/30/1997                   39            49        159
11/30/1998                   21            32        149
11/30/1999                   36            27        147


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In October 1998, the Company sold, with recourse, $1,100,000 in participation interests in a $1,844,617 note payable it had received from the sale of one of its former hotel properties. These sales were undertaken to raise cash for the Company before the maturity date of the note. The interests were sold to three entities, including a $500,000 sale to Joseph L. Maggini, a current member of the Board of Directors. The sales were exempt from registration under the Securities Act of 1933 pursuant to the private offering exception contained in Section 4(2). The terms of the participation interest did not differ from those of the original note, which called for a payment no later than August 31, 1999 with interest equal to the Prime Rate plus 800 basis points. The note payable was paid in full in August 1999 and Mr. Maggini's participation interest was paid in full and fully discharged.

         Robert E. Schermer, Sr. is Chairman of the Company's Board of
Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Management believes that the following transaction was on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

         At November 30, 1999, CBH Capital Corp. (which is owned by former executive officer and director Christopher B. Hewett) owed the Company $9,750,000 pursuant to a secured, non-interest bearing note in the original amount of $10,500,000 issued to the Company in payment for 1,500,000 common shares issued in September 1995. The note was analyzed by Roney & Co. (now known as Raymond James & Associates), a nationally recognized investment banking firm, before delivering its fairness opinion regarding the transaction.

         The note and corresponding pledge agreement were amended in February 1999, such that the principal amount of the note is due and payable on the expiration of the note (September 19, 2000), rather than in installment payments over a five year period. This amendment was authorized to accelerate repayment of the note, and to facilitate the terms of a larger settlement agreement between Mr. Hewett, CBH Capital Corp. and the Company relating to Mr. Hewett's termination of employment in October 1998 and resignation as a director in February 1999. Under the settlement agreement, 1,392,868 common shares owned of record by CBH Capital Corp. are held by the Company as collateral pursuant to the note and pledge agreement, recovery of which is the sole remedy in the event of a default. Also as part of the settlement agreement, CBH Capital Corp. granted an option to the Company to purchase the collateralized shares for $9,750,000 if CBH Capital Corp. obtains the collateralized shares by making the full payment under the note. Also, Mr. Hewett and CBH Capital Corp. entered into a voting agreement with James R. Saalfeld (Vice President, General Counsel and Secretary of the Company), pursuant to which Mr. Saalfeld received an irrevocable proxy from Mr. Hewett and CBH Capital Corp. to vote the 1,392,868 common shares owned by CBH Capital Corp. These shares, combined with the 8,077 common shares owned of record by Mr. Saalfeld, shall be voted in accordance with the recommendation of the Company's Board of Directors on all matters submitted to a vote of the Company's shareholders or, if the Board fails to make a recommendation, as Mr. Saalfeld deems proper.

         To facilitate these transactions, the Board (i) opted out of Chapter 7A of the Michigan Business Corporation Act such that Chapter 7A did not apply to the transactions, and (ii) amended the Company's Bylaws to temporarily opt out of the Chapter 7B of the Michigan Business Corporation Act such that Chapter 7B would not apply to any control share acquisitions involving the Company's common shares between February 8, 1999 and February 11, 1999. Chapter 7A (Michigan Business Corporation Act Sections 775 - 784) regulates transactions (e.g. mergers, contracts, leases, issuances of stock, etc.) between the Company and persons that beneficially own 10% or more of the Company's equity securities. However, application of the Act can be waived by the Board in advance of the transaction. Chapter 7B (Michigan Business Corporation Act Section 790 - 799) regulates stock ownership and acquisitions above a 20% threshold. "Control shares" are shares that, when added to other shares owned by a person, would entitle that person to direct (i) between 20% and 33.33% of all voting power,
(ii) between 33.33% and 50% of all voting power, or (iii) in excess of 50% of all voting power. The voting power of control shares are sterilized unless (i) the Company opted out of the Act in advance of the transaction, or (ii) a majority vote of the remaining shareholders is thereafter obtained. The Company can opt out of Chapter 7B through a Bylaw amendment passed by the Board, thereby giving the Board the power to approve of such a transaction in advance. Given CBH Capital Corp.'s stock ownership, Chapter 7A and 7B may have applied to this transaction. To avoid triggering these provisions and jeopardizing enactment of the agreement described above, the Board took action to opt out of both Chapter 7A and 7B.

OTHER MATTERS

         Meritage is not aware of any other matters to be presented at the Annual Meeting other than those specified in the Notice. If you have questions or need more information about the Annual Meeting, please write or call:

                  James R. Saalfeld, Secretary
                  Meritage Hospitality Group Inc.
                  40 Pearl Street, N.W., Suite 900
                  Grand Rapids, Michigan  49503
                  (616) 776-2600

         For more information about your record holdings, you may contact Fifth Third Bank Shareholder Services at (800) 837-2755.



Dated:  March 21, 2000                      By Order of the Board of Directors,

                                            /s/ James R. Saalfeld

                                            James R. Saalfeld
                                            Secretary

                         MERITAGE HOSPITALITY GROUP INC.

      PROXY        The undersigned hereby appoints ROBERT E. SCHERMER, JR. and JAMES R. SAALFELD,  or either of them,  proxies of
       FOR         the undersigned,  each with the power of substitution, to vote all shares of Common Stock which the undersigned
     ANNUAL        would be entitled to vote on the matters specified below and in their discretion with respect to such other
     MEETING       business as may properly come before the Annual Meeting of  Shareholders  of Meritage  Hospitality  Group Inc.
                   to be held on Tuesday, May 16, 2000 at 9:00 a.m. Eastern Time at the Peninsular  Club, 120 Ottawa N.W.,
                   Grand Rapids, Michigan or any adjournment of such Annual Meeting.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

                   1.    Authority to elect as directors the six nominees listed below.

                                     FOR __________            WITHHOLD AUTHORITY __________

                        JAMES P. BISHOP,  CHRISTOPHER P. HENDY, JOSEPH L. MAGGINI, JERRY L. RUYAN, ROBERT E. SCHERMER, SR. AND
                             ROBERT E. SCHERMER, JR.

                   WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD: _______________________________

                   _____________________________________________________________________________________________________________

                   2.    Approval of an amendment to the Articles of Incorporation to repeal Article VII which allows shareholder action by written consent.

                                     FOR __________            AGAINST __________           ABSTAIN __________

                   3.    Approval of an amendment to the Articles of Incorporation to enact Article IX concerning limitations on the personal liability of directors.

                                     FOR __________            AGAINST __________           ABSTAIN __________

                   4.    Approval of an amendment to the Articles of Incorporation to enact Article X providing that shareholders can remove directors only for cause.

                                     FOR __________            AGAINST __________           ABSTAIN __________

                   5.    Ratification of the appointment of Grant Thornton LLP as independent certified public accountants for the fiscal year ending November 30, 2000.

                                     FOR __________            AGAINST __________           ABSTAIN __________

                   THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

                                  (This proxy is continued and is to be signed on the reverse side)

                  Date _____________________________, 2000

                  ______________________________________

                  ______________________________________



                  (Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.)


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS